Exhibit 99.1

For Immediate Release
PRESS RELEASE	Contact: Investor Relations
Tel: 281.529.7799
CORRECTED
GLOBAL INDUSTRIES, LTD. ANNOUNCES RESULTS
FOR THE FOURTH QUARTER AND YEAR END 2010
(Corrected for Income Tax Valuation Allowance)
Houston, Texas, February 23, 2011 — Global Industries, Ltd. (NASDAQ: GLBL) today announced results for the fourth quarter and year ended December 31, 2010. Revenues were $150.0 million for the fourth quarter of 2010 compared to $146.3 million for the fourth quarter of 2009. Net loss was $47.9 million, or $0.42 per diluted share, for the fourth quarter of 2010 compared to a net loss of $5.3 million, or $0.05 per diluted share, for the fourth quarter of 2009.
Included in the fourth quarter results are $37.5 million of net losses on asset disposals/impairments predominately in our Asia Pacific/Middle East and North America OCD segments, a $7.9 million impairment of the leasehold improvements and deferred dry-dock costs related to the decision to terminate the lease of a chartered vessel, and $2.3 million of startup costs associated with preparing the Global 1200 for use. Also included in the fourth quarter results is a charge to income taxes of $12.9 million for a valuation allowance on a net operating loss carry forward related to our Mexico operations. Excluding these items, net income was $0.9 million or $0.01 per diluted share.
For fiscal year 2010, the Company reported revenues, net loss and loss per diluted share of $568.1 million, $95.7 million and $0.84, respectively, as compared to revenue, net income and earnings per diluted share of $914.3 million, $73.7 million and $0.64, respectively, for fiscal year 2009.
Included in the 2010 results is a $37.4 million goodwill impairment, $25.0 million of net losses on asset disposals/impairments, a $7.9 million impairment of the leasehold improvements and deferred dry-dock costs related to the lease cancellation of a chartered vessel, $2.3 million of Global 1200 start up costs, $1.0 million of relocation and severance costs, and a charge to income taxes of $12.9 million for a valuation allowance on a net operating loss carry forward related to our Mexico operations. Excluding these items, net loss was $30.8 million or $0.27 per diluted share.
Project awards for the fourth quarter of 2010 were $46.3 million resulting in a backlog at December 31, 2010 of $170.8 million, an increase of $67.0 million from the December 31, 2009 backlog.
Commenting on the fourth quarter results, Chief Executive Officer John B. Reed stated, “During the quarter, we completed a project in Malaysia, a project in Indonesia, and our DSV charter project in Brazil with positive results. Work continued on the two projects in Mexico as planned. However, idle vessel costs associated with the low level of project activity worldwide as well as the winter seasonal downturn have offset these project improvements.”
A conference call will be held at 9:00 a.m. Central Standard Time on February 24, 2011. Anyone wishing to listen to the conference call may dial 888-677-0183 (domestic) or 1-773-756-0451 (international) and request connection to the “Global Fourth Quarter Earnings” call. Phone lines will open fifteen minutes prior to the start of the call. The call will also be webcast in real time on the Company’s website at www.globalind.com, where it will also be archived for anytime reference until March 17, 2011.
All individuals listening to the conference call or the replay are reminded that all conference call material is copyrighted by Global and cannot be recorded or rebroadcast without Global’s express written consent.
Global Industries, Ltd. is a leading offshore solutions provider of offshore construction, engineering, project management, and support services including pipeline construction, platform installation and removal, deepwater/SURF installations, IRM, and diving to the oil and gas industry worldwide. The Company’s shares are traded on The NASDAQ Global Select Market under the symbol “GLBL.”
This press release may contain forward-looking information based on current information and expectations of the Company that involve a number of risks, uncertainties, and assumptions. Among the factors that could cause the actual results to differ materially are: industry conditions, prices of crude oil and natural gas, the Company’s ability to obtain and the timing of new projects, and changes in competitive factors. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual outcomes could vary materially from those indicated.

Set forth are the Company’s results of operations for the periods indicated.
RESULTS OF OPERATONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Results of Operations
Revenues	$150,028	$146,338	$568,108	$914,348
Cost of operations	129,912	137,692	535,264	755,301

Gross profit (loss)	20,116	8,646	32,844	159,047
Goodwill impairment	—	—	37,388	—
Loss on other asset impairments	52,662	228	64,143	1,186
Net gain on asset disposal	(7,289)	856	(31,253)	(8,351)
Selling, general and administrative expenses	17,923	13,530	70,333	69,165

Operating income (loss)	(43,180)	(5,968)	(107,767)	97,047
Interest income	239	426	1,488	2,020
Interest expense	(2,363)	(3,083)	(9,671)	(13,061)
Other income (expense), net	(824)	723	(555)	7,302

Income (loss) before taxes	(46,128)	(7,902)	(116,505)	93,308
Income tax (benefit) expense	1,282	(2,651)	(21,424)	19,577

Net income (loss)	(47,410)	(5,251)	(95,081)	73,731
Less: Net income attributable to noncontrolling interest	442	—	581	—

Net income (loss) attributable to Global Industries, Ltd.	$(47,852)	$(5,251)	$(95,662)	$73,731

Earnings (Loss) Per Common Share
Basic	$(0.42)	$(0.05)	$(0.84)	$0.65
Diluted	$(0.42)	$(0.05)	$(0.84)	$0.64

Weighted Average Common Shares Outstanding
Basic	114,077	112,872	113,832	112,631
Diluted	114,077	112,872	113,832	113,125

Other Data
Depreciation and amortization	$13,360	$13,413	$55,487	$66,047
Backlog at End of Period			$170,809	$103,758

Effective January 1, 2010, we combined our Middle East and Asia Pacific/India segments into the Asia Pacific/Middle East segment. This change has been reflected as a retrospective change to the financial information for the three months and twelve months ended December 31, 2009 presented below. This change did not affect our consolidated results of operations or tax reporting.
Set forth are the Company’s results of operations by reportable segment for the periods indicated.
RESULTS OF OPERATIONS BY REPORTABLE SEGMENT
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2010	2009	2010	2009

Total segment revenues
North America OCD	$14,434	$15,788	$60,280	$124,749
North America Subsea	32,110	46,836	134,983	158,929
Latin America	84,159	43,739	232,621	229,273
West Africa	(943)	3,261	(943)	104,300
Asia Pacific/Middle East	32,167	43,766	165,010	329,543

Subtotal	161,927	153,390	591,951	946,794

Intersegment eliminations
North America OCD	(5,510)	(978)	(11,412)	(978)
North America Subsea	(6,389)	(6,074)	(12,431)	(31,468)

Subtotal	(11,899)	(7,052)	(23,843)	(32,446)

Consolidated revenues	$150,028	$146,338	$568,108	$914,348

Income (loss) before taxes
North America OCD	$(41,819)	$(6,260)	$(52,422)	$(1,336)
North America Subsea	84	8,907	4,004	34,879
Latin America	(60)	(3,609)	(62,498)	8,216
West Africa	(1,008)	(2,682)	6,162	27,468
Asia Pacific/Middle East	9,454	(44)	25,088	50,220
Corporate	(12,779)	(4,214)	(36,839)	(26,139)

Consolidated income (loss) before taxes	$(46,128)	$(7,902)	$(116,505)	$93,308

CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,
	2010	2009

ASSETS
Current Assets
Cash and cash equivalents	$349,609	$344,855
Restricted cash	4,297	1,139
Marketable securities	—	30,750
Accounts receivable — net of allowance of $2,767 for 2010 and $2,765 for 2009	40,693	160,273
Unbilled work on uncompleted contracts	56,152	92,569
Contract costs incurred not yet recognized	15,052	489
Deferred income taxes	4,610	2,945
Assets held for sale	16,719	16,152
Prepaid expenses and other	34,099	31,596

Total current assets	521,231	680,768

Property and Equipment, net	784,719	722,819

Other Assets
Marketable securities — long-term	—	11,097
Accounts receivable — long-term	8,679	12,294
Deferred charges, net	20,429	49,866
Goodwill	—	37,388
Other	8,683	9,961

Total other assets	37,791	120,606

Total	$1,343,741	$1,524,193

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Current maturities of long term debt	$3,960	$3,960
Accounts payable	109,394	192,008
Employee-related liabilities	17,935	18,079
Income taxes payable	26,618	45,301
Accrued anticipated contract losses	5,782	322
Other accrued liabilities	31,721	15,489

Total current liabilities	195,410	275,159

Long-Term Debt	299,405	294,366
Deferred Income Taxes	49,995	69,998
TOther Liabilities	18,242	15,171

Commitments and Contingencies	—	—

Shareholders’ Equity
Common stock, $0.01 par value, 250,000 authorized, and 115,504 and 119,989 shares issued at December 31, 2010 and 2009, respectively	1,155	1,200
Additional paid-in capital	414,895	513,353
Retained earnings	372,768	468,430
Treasury stock at cost, 6,130 shares at December 31, 2009	—	(105,038)
Accumulated other comprehensive loss	(8,770)	(8,446)

Shareholders’ equity—Global Industries, Ltd.	780,048	869,499
Noncontrolling interest	641	—

Total equity	780,689	869,499

Total	$1,343,741	$1,524,193

- End -